ANNALY CAPITAL MANAGEMENT, INC. REPORTS 3rd QUARTER 2018 RESULTS

NEW YORK—October 31, 2018 —Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended September 30, 2018.
Quarterly Financial Highlights

•	GAAP net income of $385.4 million, $0.29 per average common share

•	Core earnings (excluding PAA) of $389.7 million, $0.30 per average common share

•	GAAP return on average equity of 10.73% and core return on average equity (excluding PAA) of 10.85%

•	Book value per common share of $10.03

•	Economic leverage of 6.7x as compared to 6.4x at June 30, 2018

•	Net interest margin (excluding PAA) of 1.50% as compared to 1.56% in the prior quarter

•	Increased hedge ratio to 96% as compared to 95% at June 30, 2018

Business Highlights

•	Closed and integrated $906 million acquisition of MTGE Investment Corp.

•	Increased credit capital allocation to 30%, up from 28% at June 30, 2018 and 24% at December 31, 2017, while maintaining strong credit quality

•	Raised gross proceeds of $1.1 billion through an overnight common equity offering and the at-the-market ("ATM") equity offering program

•	Demonstrated access to diverse financing alternatives to support each of our businesses

◦
Completed a residential whole loan securitization of $383.9 million in the third quarter 2018 (debut securitization of $327.5 million closed in the first quarter 2018) and closed on a third securitization of $384.0 million in October 2018, for an aggregate of $1.1 billion

◦	Expanded and enhanced credit facilities to support continued growth of both Commercial Real Estate and Middle Market Lending, improving terms and reducing funding costs

◦	Increased access to direct repo market, representing over 40% of our broker-dealer's ("Arcola") balances at September 30, 2018

•	Declared 20th consecutive quarterly dividend of $0.30 per common share

“During the third quarter, Annaly successfully continued the execution of our internal and external growth strategies by increasing our internal investment options, expanding our capital base and further consolidating the industry,” commented Kevin Keyes, Chairman, CEO and President. “We also effectively increased our financing sources and capacity, while improving terms, as our three credit businesses continue to perform well and complement our Agency MBS strategies.  Annaly represents a diversified, stable, highly liquid, low beta investment option in a market where heightened volatility has returned."

On September 7, 2018, Annaly completed the acquisition of MTGE Investment Corp. ("MTGE"), for aggregate consideration of $906 million, representing Annaly’s third strategic acquisition since 2013. “The MTGE transaction is accretive to earnings and further enhances our capital base,” Mr. Keyes remarked.  “The acquisition also expands our capital allocation to credit, offers significant cost-savings to shareholders and is further evidence of Annaly’s unique position as an industry leading consolidator.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended September 30, 2018, June 30, 2018 and September 30, 2017:

	September 30, 2018	June 30, 2018	September 30, 2017
Book value per common share (1)	$10.03	$10.35	$11.42
Economic leverage at period-end (2)	6.7:1	6.4:1	6.9:1
GAAP net income (loss) per average common share (3)	$0.29	$0.49	$0.31
Annualized GAAP return (loss) on average equity	10.73%	17.20%	10.98%
Net interest margin (4)	1.49%	1.53%	1.33%
Average yield on interest earning assets (5)	3.21%	3.04%	2.79%
Average cost of interest bearing liabilities (6)	2.08%	1.89%	1.82%
Net interest spread	1.13%	1.15%	0.97%
Core Earnings Metrics: *
Core earnings (excluding PAA) per average common share (3)(7)	$0.30	$0.30	$0.30
Core earnings per average common share (3)(7)	$0.29	$0.30	$0.26
PAA cost (benefit) per average common share	$0.01	$—	$0.04
Annualized core return on average equity (excluding PAA)	10.85%	11.05%	10.57%
Net interest margin (excluding PAA) (4)	1.50%	1.56%	1.47%
Average yield on interest earning assets (excluding PAA) (5)	3.22%	3.07%	2.97%
Net interest spread (excluding PAA)	1.14%	1.18%	1.15%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)	Book value per common share includes shares of the Company's common stock that were pending issuance to shareholders of MTGE at September 30, 2018 in connection with the Company's acquisition of MTGE.

(2)
Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases (sales) of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing (excluding certain non-recourse credit facilities). Securitized debt, certain credit facilities (included within other secured financing) and mortgages payable are non-recourse to the Company and are excluded from this measure.

(3)
Net of dividends on preferred stock. The quarter ended September 30, 2017 includes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(4)
Net interest margin represents the sum of the Company's interest income plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances. Net interest margin (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

(5)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(6)
Includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(7)
Beginning with the results for the quarter ended September 30, 2018, the Company has updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations in connection with the Company's continued growth and diversification, including the recent acquisition of MTGE Investment Corp. Refer to the section titled "Non-GAAP Financial Measures" for a complete discussion of core earnings and core earnings (excluding PAA) per average common share, and other non-GAAP financial measures. Prior period results have not been adjusted to conform to the revised calculation as the impact in each of those periods were not material.

Other Information
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential mortgage credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations and policy affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-

K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the Company can be found at www.annaly.com.

Annaly routinely posts important information for investors on the Company’s website, www.annaly.com. Annaly intends to use this webpage as a means of disclosing material, non-public information, for complying with the Company’s disclosure obligations under Regulation FD and to post and update investor presentations and similar materials on a regular basis. Annaly encourages investors, analysts, the media and others interested in Annaly to monitor the Company’s website, in addition to following Annaly’s press releases, SEC filings, public conference calls, presentations, webcasts and other information it posts from time to time on its website. To sign-up for email-notifications, please visit the “Email Alerts” section of our website, www.annaly.com, under the “Investors” section and enter the required information to enable notifications. The information contained on, or that may be accessed through, the Company’s webpage is not incorporated by reference into, and is not a part of, this document.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Third Quarter 2018 Investor Presentation and the Third Quarter 2018 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the third quarter 2018 earnings conference call on November 1, 2018 at 9:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 0664905. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10125062. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements
ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017 (1)	September 30, 2017
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Cash and cash equivalents	$1,082,747	$1,135,329	$984,275	$706,589	$867,840
Securities	91,338,611	88,478,689	90,539,192	92,563,572	87,989,783
Loans	4,224,203	3,692,172	3,208,617	2,999,148	2,592,922
Mortgage servicing rights	588,833	599,014	596,378	580,860	570,218
Assets transferred or pledged to securitization vehicles	4,287,821	3,066,270	3,256,621	3,306,133	3,719,486
Real estate, net	753,014	477,887	480,063	485,953	470,928
Derivative assets	404,841	212,138	230,302	313,885	278,499
Reverse repurchase agreements	1,234,704	259,762	200,459	—	—
Receivable for unsettled trades	1,266,840	21,728	45,126	1,232	340,033
Interest receivable	347,278	323,769	326,989	323,526	293,207
Goodwill and intangible assets, net	103,043	91,009	92,763	95,035	97,557
Other assets	329,868	475,230	421,448	384,117	353,708
Total assets	$105,961,803	$98,832,997	$100,382,233	$101,760,050	$97,574,181
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$79,073,026	$75,760,655	$78,015,431	$77,696,343	$69,430,268
Other secured financing	4,108,547	3,760,487	3,830,075	3,837,528	3,713,256
Debt issued by securitization vehicles	3,799,542	2,728,692	2,904,873	2,971,771	3,357,929
Mortgages payable	511,588	309,878	309,794	309,686	311,886
Derivative liabilities	379,794	494,037	580,941	607,854	682,489
Payable for unsettled trades	2,505,428	1,108,834	91,327	656,581	5,243,868
Interest payable	399,605	478,439	284,696	253,068	231,611
Dividends payable	102,811	349,300	347,897	347,876	326,425
Other liabilities	125,606	68,819	74,264	207,770	121,231
Total liabilities	91,005,947	85,059,141	86,439,298	86,888,477	83,418,963
Stockholders’ Equity:
Preferred stock, par value $0.01 per share (2)	1,778,168	1,723,168	1,723,168	1,720,381	1,720,381
Common stock, par value $0.01 per share (3)	13,031	11,643	11,597	11,596	10,881
Additional paid-in capital	18,793,706	17,268,596	17,218,191	17,221,265	16,377,805
Accumulated other comprehensive income (loss)	(3,822,956)	(3,434,447)	(3,000,080)	(1,126,020)	(640,149)
Accumulated deficit	(1,811,955)	(1,800,370)	(2,015,612)	(2,961,749)	(3,320,160)
Total stockholders’ equity	14,949,994	13,768,590	13,937,264	14,865,473	14,148,758
Noncontrolling interests	5,862	5,266	5,671	6,100	6,460
Total equity	14,955,856	13,773,856	13,942,935	14,871,573	14,155,218
Total liabilities and equity	$105,961,803	$98,832,997	$100,382,233	$101,760,050	$97,574,181

(1)	Derived from the audited consolidated financial statements at December 31, 2017.

(2)
7.875% Series A Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017. Includes 7,412,500 authorized shares and 0 shares issued and outstanding at September 30, 2017.

7.625% Series C Cumulative Redeemable Preferred Stock - Includes 7,000,000 shares authorized and 7,000,000 shares issued and outstanding at September 30, 2018. Includes 12,000,000 shares authorized and 7,000,000 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 12,000,000 shares authorized, issued and outstanding at December 31, 2017. Includes 12,650,000 shares authorized and 12,000,000 shares issued and outstanding at September 30, 2017.

7.50% Series D Cumulative Redeemable Preferred Stock - Includes 18,400,000 shares authorized, issued and outstanding.

7.625% Series E Cumulative Redeemable Preferred Stock - Includes 0 shares authorized, issued and outstanding at September 30, 2018. Includes 11,500,000 shares authorized and 0 shares issued and outstanding at June 30, 2018 and March 31, 2018. Includes 11,500,000 shares authorized, issued and outstanding at December 31, 2017 and September 30, 2017.

6.95% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 28,800,000 shares authorized, issued and outstanding at September 30, 2018, June 30, 2018, March 31, 2018 and December 31, 2017.  Includes 32,200,000 shares authorized and 28,800,000 shares issued and outstanding at September 30, 2017.

6.50% Series G Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock - Includes 19,550,000 shares authorized and 17,000,000 issued and outstanding at September 30, 2018, June 30, 2018 and March 31, 2018. Includes 0 shares authorized, issued and outstanding at December 31, 2017 and September 30, 2017.

8.25% Series H Cumulative Redeemable Preferred Stock - Includes 2,200,000 shares authorized, issued and outstanding at September 30, 2018. Includes 0 shares authorized, issued and outstanding at June 30, 2018, March 31, 2018, December 31, 2017 and September 30, 2017.

(3)
Includes 1,924,050,000 shares authorized and 1,303,079,555 issued and outstanding at September 30, 2018. Includes 1,909,750,000 shares authorized and 1,164,333,831 issued and outstanding at June 30, 2018. Includes 1,909,750,000 shares authorized and 1,159,657,350 issued and outstanding at March 31, 2018. Includes 1,929,300,000 shares authorized and 1,159,585,078 issued and outstanding at December 31, 2017.  Includes 1,917,837,500 shares authorized and 1,088,083,794 shares issued and outstanding at September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the quarters ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Net interest income:
Interest income	$816,596	$776,806	$879,487	$745,423	$622,550
Interest expense	500,973	442,692	367,421	318,711	268,937
Net interest income	315,623	334,114	512,066	426,712	353,613

Realized and unrealized gains (losses):
Net interest component of interest rate swaps	51,349	31,475	(48,160)	(82,271)	(88,211)
Realized gains (losses) on termination or maturity of interest rate swaps	575	—	834	(160,075)	—
Unrealized gains (losses) on interest rate swaps	417,203	343,475	977,285	484,447	56,854
Subtotal	469,127	374,950	929,959	242,101	(31,357)
Net gains (losses) on disposal of investments	(324,294)	(66,117)	13,468	7,895	(11,552)
Net gains (losses) on other derivatives	94,827	34,189	(47,145)	121,334	154,208
Net unrealized gains (losses) on instruments measured at fair value through earnings	(39,944)	(48,376)	(51,593)	(12,115)	(67,492)
Subtotal	(269,411)	(80,304)	(85,270)	117,114	75,164
Total realized and unrealized gains (losses)	199,716	294,646	844,689	359,215	43,807
Other income (loss)	(10,643)	34,170	34,023	25,064	28,282
General and administrative expenses:
Compensation and management fee	45,983	45,579	44,529	44,129	41,993
Other general and administrative expenses	80,526	18,202	17,981	15,128	15,023
Total general and administrative expenses	126,509	63,781	62,510	59,257	57,016
Income (loss) before income taxes	378,187	599,149	1,328,268	751,734	368,686
Income taxes	(7,242)	3,262	564	4,963	1,371
Net income (loss)	385,429	595,887	1,327,704	746,771	367,315
Net income (loss) attributable to noncontrolling interests	(149)	(32)	(96)	(151)	(232)
Net income (loss) attributable to Annaly	385,578	595,919	1,327,800	746,922	367,547
Dividends on preferred stock (1)	31,675	31,377	33,766	32,334	30,355
Net income (loss) available (related) to common stockholders	$353,903	$564,542	$1,294,034	$714,588	$337,192

Net income (loss) per share available (related) to common stockholders:
Basic	$0.29	$0.49	$1.12	$0.62	$0.31
Diluted	$0.29	$0.49	$1.12	$0.62	$0.31

Weighted average number of common shares outstanding:
Basic	1,202,353,851	1,160,436,777	1,159,617,848	1,151,653,296	1,072,566,395
Diluted	1,202,353,851	1,160,979,451	1,160,103,185	1,152,138,887	1,073,040,637

Net income (loss)	$385,429	$595,887	$1,327,704	$746,771	$367,315
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(719,609)	(505,130)	(1,879,479)	(487,597)	195,251
Reclassification adjustment for net (gains) losses included in net income (loss)	331,100	70,763	5,419	1,726	15,367
Other comprehensive income (loss)	(388,509)	(434,367)	(1,874,060)	(485,871)	210,618
Comprehensive income (loss)	(3,080)	161,520	(546,356)	260,900	577,933
Comprehensive income (loss) attributable to noncontrolling interests	(149)	(32)	(96)	(151)	(232)
Comprehensive income (loss) attributable to Annaly	(2,931)	161,552	(546,260)	261,051	578,165
Dividends on preferred stock (1)	31,675	31,377	33,766	32,334	30,355
Comprehensive income (loss) attributable to common stockholders	$(34,606)	$130,175	$(580,026)	$228,717	$547,810

(1)
The quarter ended December 31, 2017 excludes, and the quarter ended September 30, 2017 includes, cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(dollars in thousands, except per share data)

	For the nine months ended
	September 30, 2018	September 30, 2017
Net interest income:
Interest income	$2,472,889	$1,747,703
Interest expense	1,311,086	689,643
Net interest income	1,161,803	1,058,060

Realized and unrealized gains (losses):
Net interest component of interest rate swaps	34,664	(288,837)
Realized gains (losses) on termination or maturity of interest rate swaps	1,409	(58)
Unrealized gains (losses) on interest rate swaps	1,737,963	28,471
Subtotal	1,774,036	(260,424)
Net gains (losses) on disposal of investments	(376,943)	(11,833)
Net gains (losses) on other derivatives	81,871	140,104
Net unrealized gains (losses) on instruments measured at fair value through earnings	(139,913)	(27,569)
Subtotal	(434,985)	100,702
Total realized and unrealized gains (losses)	1,339,051	(159,722)
Other income (loss)	57,550	90,793
General and administrative expenses:
Compensation and management fee	136,091	120,193
Other general and administrative expenses	116,709	44,674
Total general and administrative expenses	252,800	164,867
Income (loss) before income taxes	2,305,604	824,264
Income taxes	(3,416)	2,019
Net income (loss)	2,309,020	822,245
Net income (loss) attributable to noncontrolling interests	(277)	(437)
Net income (loss) attributable to Annaly	2,309,297	822,682
Dividends on preferred stock	96,818	77,301
Net income (loss) available (related) to common stockholders	$2,212,479	$745,381

Net income (loss) per share available (related) to common stockholders:
Basic	$1.88	$0.72
Diluted	$1.88	$0.72

Weighted average number of common shares outstanding:
Basic	1,174,292,701	1,037,033,076
Diluted	1,174,292,701	1,037,445,177

Net income (loss)	$2,309,020	$822,245
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	(3,104,218)	397,600
Reclassification adjustment for net (gains) losses included in net income (loss)	407,282	48,144
Other comprehensive income (loss)	(2,696,936)	445,744
Comprehensive income (loss)	(387,916)	1,267,989
Comprehensive income (loss) attributable to noncontrolling interests	(277)	(437)
Comprehensive income (loss) attributable to Annaly	(387,639)	1,268,426
Dividends on preferred stock	96,818	77,301
Comprehensive income (loss) attributable to common stockholders	$(484,457)	$1,191,125

Key Financial Data

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017:

	September 30, 2018	June 30, 2018	September 30, 2017
Portfolio Related Metrics:
Fixed-rate Residential Securities as a percentage of total Residential Securities	92%	91%	89%
Adjustable-rate and floating-rate Residential Securities as a percentage of total Residential Securities	8%	9%	11%
Weighted average experienced CPR for the period	10.3%	10.1%	10.3%
Weighted average projected long-term CPR at period-end	9.1%	9.1%	10.4%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	55	71	65
Hedge ratio (1)	96%	95%	67%
Weighted average pay rate on interest rate swaps at period-end (2)	2.10%	2.08%	2.27%
Weighted average receive rate on interest rate swaps at period-end (2)	2.33%	2.31%	1.35%
Weighted average net rate on interest rate swaps at period-end (2)	(0.23%)	(0.23%)	0.92%
Leverage at period-end (3)	5.9:1	6.0:1	5.4:1
Economic leverage at period-end (4)	6.7:1	6.4:1	6.9:1
Capital ratio at period-end	12.6%	13.2%	12.3%

Performance Related Metrics:
Book value per common share (5)	$10.03	$10.35	$11.42
GAAP net income (loss) per average common share (6)	$0.29	$0.49	$0.31
Annualized GAAP return (loss) on average equity	10.73%	17.20%	10.98%
Net interest margin	1.49%	1.53%	1.33%
Average yield on interest earning assets (7)	3.21%	3.04%	2.79%
Average cost of interest bearing liabilities (8)	2.08%	1.89%	1.82%
Net interest spread	1.13%	1.15%	0.97%
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (9)	11.73%	11.66%	9.84%
Core Earnings Metrics *
Core earnings (excluding PAA) per average common share (6)	$0.30	$0.30	$0.30
Core earnings per average common share (6)	$0.29	$0.30	$0.26
PAA cost (benefit) per average common share	$0.01	$—	$0.04
Annualized core return on average equity (excluding PAA)	10.85%	11.05%	10.57%
Net interest margin (excluding PAA)	1.50%	1.56%	1.47%
Average yield on interest earning assets (excluding PAA) (7)	3.22%	3.07%	2.97%
Net interest spread (excluding PAA)	1.14%	1.18%	1.15%

*	Represents non-GAAP financial measures. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.

(1)
Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding;  excludes MSRs and the effects of term financing, both of which serve to reduce interest rate risk. Additionally, the hedge ratio does not take into consideration differences in duration between assets and liabilities.

(2)	Excludes forward starting swaps.

(3)
Debt consists of repurchase agreements, other secured financing, securitized debt and mortgages payable. Certain credit facilities (included within other secured financing), securitized debt and mortgages payable are non-recourse to the Company.

(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.

(5)	Book value per common share includes shares of the Company's common stock that were pending issuance to shareholders of MTGE at September 30, 2018 in connection with the Company's acquisition of MTGE.

(6)
Net of dividends on preferred stock. The quarter ended September 30, 2017 includes cumulative and undeclared dividends of $8.3 million on the Company's Series F Preferred Stock as of September 30, 2017.

(7)
Average yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Average yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).

(8)
Includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, this metric included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps.

(9)	Based on the closing price of the Company’s common stock of $10.23, $10.29 and $12.19 at September 30, 2018, June 30, 2018 and September 30, 2017, respectively.

The following table contains additional information on our residential and commercial investments as of the dates presented:

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
Agency mortgage-backed securities	$89,290,128	$86,593,058	$85,889,131
Credit risk transfer securities	688,521	563,796	582,938
Non-agency mortgage-backed securities	1,173,467	1,006,785	1,227,235
Commercial mortgage-backed securities	186,495	315,050	290,479
Total securities	$91,338,611	$88,478,689	$87,989,783

Residential mortgage loans	$1,217,139	$1,142,300	$755,064
Commercial real estate debt and preferred equity	1,435,865	1,251,138	981,748
Loans held for sale	42,325	42,458	—
Corporate debt	1,528,874	1,256,276	856,110
Total loans	$4,224,203	$3,692,172	$2,592,922

Mortgage servicing rights	$588,833	$599,014	$570,218

Residential mortgage loans	$765,876	$523,857	$140,855
Commercial real estate debt	3,521,945	2,542,413	3,578,631
Assets transferred or pledged to securitization vehicles	$4,287,821	$3,066,270	$3,719,486

Real estate, net	$753,014	$477,887	$470,928

Total residential and commercial investments	$101,192,482	$96,314,032	$95,343,337

Non-GAAP Financial Measures

In connection with the Company's continued growth and diversification, including the recent acquisition of MTGE Investment Corp., the Company has updated its calculation of core earnings and related metrics to reflect changes to its portfolio composition and operations. Beginning with the results for the quarter ended September 30, 2018, core earnings has been refreshed to include coupon income (expense) on CMBX positions (reported in Net gains (losses) on other derivatives) and to exclude depreciation and amortization expense on real estate and related intangibles (reported in Other income (loss)), non-core income (loss) allocated to equity method investments (reported in Other income (loss)) and the income tax effect of non-core income (loss) (reported in Income taxes). Prior period results will not be adjusted to conform to the revised calculation as the impact in each of those periods is not material.

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures:

•	core earnings and core earnings (excluding PAA);

•	core earnings and core earnings (excluding PAA) per average common share;

•	annualized core return on average equity (excluding PAA);

•	interest income (excluding PAA);

•	economic interest expense;

•	economic net interest income (excluding PAA);

•	average yield on interest earning assets (excluding PAA);

•	net interest margin (excluding PAA); and

•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings, or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

The Company's principal business objective is to generate net income for distribution to its stockholders and to preserve capital through prudent selection of investments and continuous management of its portfolio. The Company generates net income by earning a net interest spread on its investment portfolio, which is a function of interest income from its investment portfolio less financing, hedging and operating costs.  Core earnings, which is defined as the sum of (a) economic net interest income, (b) TBA dollar roll income and CMBX coupon income, (c) realized amortization of MSRs, (d) other income (loss) (excluding depreciation and amortization expense on real estate and related intangibles, non-core income allocated to equity method investments and other non-core components of other income (loss)), (e) general and administrative expenses (excluding transaction expenses and non-recurring items) and (f) income taxes (excluding the income tax effect of non-core income (loss) items), and core earnings (excluding PAA), which is defined as core earnings excluding the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities, are used by the Company's management and, the Company believes, used by analysts and investors to measure its progress in achieving this objective.

The Company seeks to fulfill this objective through a variety of factors including portfolio construction, the degree of market risk exposure and related hedge profile, and the use and forms of leverage, all while operating within the parameters of the Company's capital allocation policy and risk governance framework.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented:

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(dollars in thousands, except per share data)
GAAP net income (loss)	$385,429	$595,887	$367,315
Net income (loss) attributable to noncontrolling interests	(149)	(32)	(232)
Net income (loss) attributable to Annaly	385,578	595,919	367,547
Adjustments to exclude reported realized and unrealized (gains) losses:
Realized (gains) losses on termination or maturity of interest rate swaps	(575)	—	—
Unrealized (gains) losses on interest rate swaps	(417,203)	(343,475)	(56,854)
Net (gains) losses on disposal of investments	324,294	66,117	11,552
Net (gains) losses on other derivatives	(94,827)	(34,189)	(154,208)
Net unrealized (gains) losses on instruments measured at fair value through earnings	39,944	48,376	67,492
Adjustments to exclude components of other (income) loss:
Depreciation and amortization expense related to commercial real estate	9,278	—	—
Non-core (income) loss allocated to equity method investments (1)	(2,358)	—	—
Non-core other (income) loss (2)	44,525	—	—
Adjustments to exclude components of general and administrative expenses and income taxes:
Transaction expenses and non-recurring items (3)	60,081	—	—
Income tax effect of non-core income (loss) items	886	—	—
Adjustments to add back components of realized and unrealized (gains) losses:
TBA dollar roll income and CMBX coupon income (4)	56,570	62,491	94,326
MSR amortization (5)	(19,913)	(19,942)	(16,208)
Core earnings *	386,280	375,297	313,647
Less:
Premium amortization adjustment cost (benefit)	3,386	7,516	39,899
Core earnings (excluding PAA) *	$389,666	$382,813	$353,546

GAAP net income (loss) per average common share	$0.29	$0.49	$0.31
Core earnings per average common share *	$0.29	$0.30	$0.26
Core earnings (excluding PAA) per average common share *	$0.30	$0.30	$0.30
Annualized GAAP return (loss) on average equity	10.73%	17.20%	10.98%
Annualized core return on average equity (excluding PAA) *	10.85%	11.05%	10.57%

*	Represents a non-GAAP financial measure.

(1)
Beginning with the quarter ended September 30, 2018, the Company excludes non-core (income) loss allocated to equity method investments, which represents the unrealized (gains) losses allocated to equity interests in a portfolio of MSR, which is a component of Other income (loss).

(2)
Represents the amount of consideration paid for the acquisition of MTGE Investment Corp. in excess of the fair value of net assets acquired. This amount is primarily attributable to a decline in portfolio valuation between the pricing and closing dates of the transaction and is consistent with changes in market values observed for similar instruments over the same period.

(3)	Represents costs incurred in connection with the MTGE transaction and costs incurred in connection with a securitization of residential whole loans.

(4)
TBA dollar roll income and CMBX coupon income each represent a component of Net gains (losses) on other derivatives. CMBX coupon income totaled $1.2 million for the quarter ended September 30, 2018. There were no adjustments for CMBX coupon income prior to September 30, 2018.

(5)
MSR amortization represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on instruments measured at fair value.

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss).

The CMBX index is a synthetic tradable index referencing a basket of 25 commercial mortgage-backed securities ("CMBS") of a particular rating and vintage. The CMBX index allows investors to take a long exposure (referred to as selling protection) or short exposure (referred to as buying protection) on the respective basket of CMBS securities and is structured as a “pay-as-you-go” contract whereby the protection buyer pays to the protection seller a standardized running coupon on the contracted notional amount. The Company reports income (expense) on CMBX positions in Net gains (losses) on other derivatives in the Consolidated Statements of Comprehensive Income (Loss). The coupon payments received or paid on CMBX positions are equivalent to interest income (expense) and therefore included in core earnings.

Premium Amortization Expense ("PAA")
In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, multifamily and reverse mortgages, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Securities portfolio for the quarters ended September 30, 2018, June 30, 2018, and September 30, 2017:

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(dollars in thousands)
Premium amortization expense (accretion)	$187,537	$202,426	$220,636
Less: PAA cost (benefit)	3,386	7,516	39,899
Premium amortization expense (excluding PAA)	$184,151	$194,910	$180,737

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(per average common share)
Premium amortization expense (accretion)	$0.16	$0.17	$0.21
Less: PAA cost (benefit) (1)	0.01	—	0.04
Premium amortization expense (excluding PAA)	$0.15	$0.17	$0.17

(1)
The Company separately calculates core earnings per average common share and core earnings (excluding PAA) per average common share, with the difference between these two per share amounts attributed to the PAA cost (benefit) per average common share. As such, the reported value of the PAA cost (benefit) per average common share may not reflect the result of dividing the PAA cost (benefit) by the weighted average number of common shares outstanding due to rounding.

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense includes GAAP interest expense and the net interest component of interest rate swaps. Prior to the quarter ended March 31, 2018, economic interest expense included the net interest component of interest rate swaps used to hedge cost of funds. Beginning with the quarter ended March 31, 2018, as a result of changes to the Company’s hedging portfolio, this metric reflects the net interest component of all interest rate swaps. The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the net interest component of interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of the Company's financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$816,596	$776,806	$622,550
Premium amortization adjustment	3,386	7,516	39,899
Interest income (excluding PAA) *	$819,982	$784,322	$662,449

Economic Interest Expense Reconciliation
GAAP interest expense	$500,973	$442,692	$268,937
Add:
Net interest component of interest rate swaps	(51,349)	(31,475)	78,564
Economic interest expense *	$449,624	$411,217	$347,501

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$819,982	$784,322	$662,449
Less:
Economic interest expense *	449,624	411,217	347,501
Economic net interest income (excluding PAA) *	$370,358	$373,105	$314,948

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated as the sum of interest income (excluding PAA) plus TBA dollar roll income and CMBX coupon income less interest expense and the net interest component of interest rate swaps divided by the sum of average interest earning assets plus average TBA contract and CMBX balances, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	September 30, 2018	June 30, 2018	September 30, 2017
Economic Metrics (Excluding PAA)	(dollars in thousands)
Average interest earning assets	$101,704,957	$102,193,435	$89,253,094
Interest income (excluding PAA) *	$819,982	$784,322	$662,449
Average yield on interest earning assets (excluding PAA) *	3.22%	3.07%	2.97%
Average interest bearing liabilities	$86,638,082	$87,103,807	$76,382,315
Economic interest expense *	$449,624	$411,217	$347,501
Average cost of interest bearing liabilities	2.08%	1.89%	1.82%
Economic net interest income (excluding PAA) *	$370,358	$373,105	$314,948
Net interest spread (excluding PAA) *	1.14%	1.18%	1.15%

Interest income (excluding PAA) *	$819,982	$784,322	$662,449
TBA dollar roll income and CMBX coupon income	56,570	62,491	94,326
Interest expense	(500,973)	(442,692)	(268,937)
Net interest component of interest rate swaps	51,349	31,475	(88,211)
Subtotal	$426,928	$435,596	$399,627
Average interest earnings assets	$101,704,957	$102,193,435	$89,253,094
Average TBA contract and CMBX balances	12,216,863	9,407,819	19,291,834
Subtotal	$113,921,820	$111,601,254	$108,544,928
Net interest margin (excluding PAA) *	1.50%	1.56%	1.47%

*	Represents a non-GAAP financial measure.